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                                    AMENDMENT

to the Amended and Restated JOINT VENTURE AGREEMENT

made between

Ecolab Inc., 370 Wabasha Street, St. Paul, MN 55102, USA

                                                       - Ecolab -

and

Henkel KGaA, Henkelstrasse 67, 40191 Dusseldorf, Deutschland

                                                       - Henkel -

1. Section 6.02(a) of the Amended and Restated Joint Venture Agreement dated 26 June 1991, shall be deleted in its entirety and the following paragraph substituted in its place.

6.02     AUDITING, ACCOUNTING SYSTEM, INSPECTION AND INFORMATION; FINANCIAL
         POLICIES.

         (a) The auditors for the Venture shall be KPMG for an initial term ending on 30 November 1995. After this initial term for KPMG, either party may cause a change in the auditors for the Venture by providing written notice to the other party at least six months prior to the end of any fiscal year of the Venture. Within 90 days of receipt of a notice of a change in auditors, the parties shall select a new auditor which shall be reasonably acceptable to both parties. Any replacement auditor selected by the parties shall serve beginning on the first day of the fiscal year following notice, except that the auditor being replaced shall complete the year-end audit for the fiscal year just completed. Thereafter, any further changes of the auditor shall be in accordance with the procedures set forth in this Section. In the change and selection of an auditor, the parties shall give due consideration to the disruption and costs associated with frequent changes in the auditor. Henkel and Ecolab shall cause the Venture, for a transition period, to have a fiscal year-end of 30 November for each year, and the Venture shall not be permitted to alter such year-end; PROVIDED, HOWEVER, that Henkel and Ecolab shall cause the Venture to change to a fiscal year-end of 31 December upon Ecolab's reasonable satisfaction that the Venture will be able to supply Ecolab with information, in a timely fashion, in order to allow Ecolab to comply with all Securities Exchange Commission disclosure and other financial reporting requirements with the Venture having a 31 December fiscal year-end.

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2.       This Agreement is done in three (3) originals, one for each party and one for the Joint Venture Henkel Ecolab.


St. Paul / Dusseldorf               13 June 1994



ECOLAB INC.                         HENKEL KGaA
by

/s/ Michael E. Shannon              /s/ Dr. Grunewald         /s/ Dr. Gruter
----------------------              -----------------         --------------
Michael E. Shannon                  Dr. Grunewald             Dr. Gruter